Exhibit 1

Persons through whom Amalgamations may be deemed to control the Companies

Set forth below are the (i) name, (ii) principal business address and (iii) place of organization of each person through the ownership of whom Amalgamations may be deemed, for purposes of this Schedule 13D, to control the Companies.

(i)	Simpson & Company Limited
(ii)	861/862 Anna Salai, Chennai 600 002
(iii)	Republic of India

Directors and Executive Officers of Simpson & Company Limited

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of Simpson & Company Limited.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transaction in Common Stock during the past 60 days
Mr. A Krishnamoorthy	Managing Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004.	None	None
Mr. Ranganathan Vijayaraghavan	Director	India	Business	861/862 Anna Salai, Chennai - 600002	None	None
Mr. Pasalai Rajamani Sankaran	Wholetime Director	India	Business	861/862 Anna Salai, Chennai - 600002	None	None
Mr. Mahadevan	Director	India	Business	861/862 Anna Salai, Chennai - 600002	None	None
Mr. Srinivasaraghavan Sridharan	Director	India	Business	861/862 Anna Salai, Chennai - 600002	None	None
Ms. Rashmi Urdhwareshe	Director	India	Business	861/862 Anna Salai, Chennai - 600002	None	None

Directors and Executive Officers of TAFE

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transaction in Common Stock during the past 60 days
Ms. Mallika Srinivasan	Chairman & Managing Director	India	Chief Executive	No. 77, Nungambakkam High Road, Chennai – 600034	23,713[1]	None
Dr. Lakshmi Venu	Vice Chairman	India	Director	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. P B Sampath	Director	India	Chartered Accountant	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. S Chandramohan	Director	India	Director & Group President	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Sandeep Sinha	Director	India	Chief Executive Officer	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Sankar Datta	Director	India	Director	21/1, Vaithyaram Street, T.Nagar, Chennai – 600017	None	None
Mr. Krishna Srinivasan	Director	India	Lawyer	Flat A, Ceebros Pooja, 50 Beach Road, Kalakshetra Colony, Besant Nagar, Chennai – 600090	None	None
Mr. T R Kesavan	Director	India	Corporate Relations	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Muthu Kumar Thanu	President & Group Chief Human Resource Officer	India	President & Group CHRO	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Ms. Shobana Ravi	President Infotech	India	President Infotech	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Devi Parameswara Reddy	Chief Financial Officer	India	Chief Financial Officer	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Xavier Sebastian	President – Corporate Strategy	India	President – Corporate Strategy	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Swithun Manoharan	President – Supply Chain	India	President – Supply Chain	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
R. Muralikrishnan	President – Product Management Group	India	President – Product Management Group	No. 77, Nungambakkam High Road, Chennai – 600034`	None	None
Mr. Saikat Sarkar	Group Chief Legal Officer	India	Group Chief Legal Officer	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. S. Sriraman	President – Research & Development	India	President – Research & Development	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Massimo Ribaldone	President	Italy	Research & Development	Unit 5A Ni Park Newport, Shropshire, TF109LH	None	None
Mr. C P Sounderarajan	Company Secretary	India	Corporate Affairs	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Bhartendu Kapoor	President – Sales & Marketing	India	President – Sales & Marketing	No. 77, Nungambakkam High Road, Chennai – 600034	None	None

1 Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.

Directors and Executive Officers of TAFE Motors and Tractors

Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transaction in Common Stock during the past 60 days
Ms. Mallika Srinivasan	Chairman & Managing Director	India	Chief Executive	No. 77, Nungambakkam High Road, Chennai – 600034	23,713[2]	None
Dr. Lakshmi Venu	Vice Chairman	India	Director	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. P B Sampath	Director	India	Chartered Accountant	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. S Chandramohan	Director	India	Director & Group President	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Sandeep Sinha	Director	India	CEO	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Sankar Datta	Director	India	Director	21/1, Vaithyaram Street, T.Nagar, Chennai – 600017	None	None
Mr. Massimo Ribaldone	Director	India	Chief Technology Officer & President	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. T R Kesavan	Director	India	Director	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Muthu Kumar Thanu	President & Group Chief Human Resource Officer	India	President & Group CHRO	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Ms. Shobana Ravi	President Infotech	India	President Infotech	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. Devi Parameswara Reddy	Chief Financial Officer	India	Chief Financial Officer	No. 77, Nungambakkam High Road, Chennai – 600034	None	None
Mr. C P Sounderarajan	Company Secretary	India	Corporate Affairs	No. 77, Nungambakkam High Road, Chennai – 600034	None	None

2 Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.

Directors and Executive Officers of Amalgamations

Set forth below is the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of Amalgamations.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transaction in Common Stock during the past 60 days
Mr. A Krishnamoorthy	Chairman	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004.	None	None
Ms. Mallika Srinivasan	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	23,713[3]	None
Ms. Sita Venkatramani	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	None	None
Ms. Bhavani Krishnamoorthy	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	None	None
Mrs. Lakshmi Narayanan	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	None	None
Mr. Murali Srinivasan Venkatraman	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	None	None
Mr. A Venkataramani	Director	India	Business	124, Dr. Radhakrishnan Salai, Chennai – 600 004	None	None

3 Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.